Exhibit 3.22

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

MGEH MERGER SUB PARENT, LLC

This Amended and Restated Limited Liability Company Agreement of MGEH Merger Sub Parent, LLC (the “Company”), dated as of June 19, 2013 (this “Agreement”), is entered into by McGraw-Hill Global Education Holdings, LLC, a Delaware limited liability company, as sole member of the Company (the “Member”).

WHEREAS, the Company was formed by the filing of the Certificate of Formation of the Company, on June 13, 2013, in the Office of the Secretary of State of the State of Delaware, pursuant to and in accordance with the statutes and laws of the State of Delaware relating to limited liability companies, including, without limitation, the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.) as amended from time to time (the “Act”);

WHEREAS, the Company and the Member entered into that certain Limited Liability Company Agreement of the Company, dated as of June 13, 2013 (the “Original LLC Agreement”);

WHEREAS, the Company and the Member desire to amend and restate the Original LLC Agreement in its entirety as set forth herein;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member hereby agrees as follows:

1. Name. The name of the limited liability company formed hereby is MGEH Merger Sub Parent, LLC.

2. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act (including, without limitation, acquiring, managing and disposing of real and personal property), and engaging in any and all activities necessary or incidental to the foregoing.

3. Registered Office. The address of the registered office of the Company in the State of Delaware is 615 DuPont Highway, City of Dover, County of Kent 19801.

4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is National Corporate Research, Ltd., 615 DuPont Highway, City of Dover, County of Kent 19801.

5. Member. The name of the Member is as set forth above in the preamble to this Agreement.

6. Powers. The business and affairs of the Company shall be managed by the Member. The Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein. David Stafford is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

7. Term and Dissolution. The term of the Company shall continue perpetually, unless the Company is dissolved in accordance with the provisions of the Act and this Agreement. The Company shall be dissolved, and its affairs shall be wound up in accordance with the Act upon the first to occur of the following: (i) the written consent of the Member, and (ii) entry of a decree of judicial dissolution under Section 18-802 of the Act.

8. Admission. The Member is hereby deemed admitted as the Member of the Company upon its execution and delivery of this Agreement.

9. Capital Contributions. The Member may, in its sole discretion, make capital contributions to the Company.

10. Limited Liability Company Interests.

(a) All membership interests in the Company shall be expressed in terms of units with a par value of $0.01 per unit (each a “Unit” and collectively the “Units”), which shall constitute limited liability company interests under the Act in exchange for contributions of cash or property, the provision of services, or such other consideration as may be determined by the Member. The Units shall reflect and represent the entire interest of the Member. The Company shall have the authority to issue up to one hundred (100) Units, all being of the same class (the “Authorized Capital”). Unless and until the Company creates additional classes of limited liability company interests, the Units shall be the only class of limited liability company interests. Each Unit shall rank pari passu with every other Unit and shall entitle its owner to equal rights to any distribution of profits and assets upon a winding up, dissolution or liquidation of the Company and to one vote at the meetings of the Members, except for such specific obligations, rights and privileges as set forth in this Agreement.

(b) The name, number of Units owned, and percentage ownership of the Member as of the date of this Agreement is set forth in Schedule 1 attached hereto.

(c) The Authorized Capital may at any time be increased or decreased, including, without limitation, the creation of a new class of Units, by a resolution of the Member.

(d) The Company shall issue certificates to represent all of the Units (the “Certificates”). All Certificates shall be: (i) executed by manual or facsimile signature of a duly authorized officer of the Member, (ii) evidenced by a certificate substantially in the form attached hereto as Annex A, and (iii) bear the following restrictive legend (or one to substantially similar effect):

“THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SECURITIES GOVERNED BY (I) ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE (INCLUDING SECTION 8-102(A)(15) THEREOF) AS IN EFFECT FROM TIME TO TIME IN THE STATE OF DELAWARE AND (II) ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE OF ANY OTHER APPLICABLE JURISDICTION THAT NOW OR HEREAFTER SUBSTANTIALLY INCLUDES THE 1994 REVISIONS TO ARTICLE 8 THEREOF AS ADOPTED BY THE AMERICAN LAW INSTITUTE AND THE NATIONAL CONFERENCE OF COMMISSIONERS ON UNIFORM STATE LAWS AND APPROVED BY THE AMERICAN BAR ASSOCIATION ON FEBRUARY 14, 1995. THE SALE, TRANSFER OR HYPOTHECATION OF THE UNITS REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF THE COMPANY’S LIMITED LIABILITY COMPANY AGREEMENT. A COPY OF THE AGREEMENT CAN BE OBTAINED FROM THE PRINCIPAL OFFICE OF THE LIMITED LIABILITY COMPANY.”

In addition, unless counsel to the Company has advised the Company that such legend is no longer necessary, each certificate evidencing Units originally issued by the Company under any other Securities Act registration exemption shall bear the following restrictive legend (or one to substantially similar effect):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY TRANSFER OF SUCH SECURITIES SHALL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, SUCH REGISTRATION IS UNNECESSARY FOR SUCH TRANSFER TO COMPLY WITH THE ACT. THE SALE, TRANSFER OR HYPOTHECATION OF THE UNITS REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF THE COMPANY’S LIMITED LIABILITY COMPANY AGREEMENT. A COPY OF THE AGREEMENT CAN BE OBTAINED FROM THE PRINCIPAL OFFICE OF THE LIMITED LIABILITY COMPANY.”

In addition, in connection with a transfer of any Units pursuant to Section 15 hereof, the endorsed Certificate(s) evidencing the Units shall be delivered to the Company for cancellation, and the Company shall thereupon issue a new Certificate to the transferee evidencing the Units that were transferred and, if applicable, the Company shall issue a new Certificate to the transferor evidencing any Units registered in the name of the transferor that were not transferred.

(e) Each Unit shall constitute a “security” within the meaning of, and be governed by: (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995, including, in each case, for purposes of the grant, pledge, attachment or perfection of a security interest in any Units. To the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware (6 Del. C. §§ 8-101 et seq.), such provision of Article 8 of the Uniform Commercial Code shall control.

11. Admission of Additional Members. One or more additional members may be admitted to the Company with the consent of the Member and upon request by such additional member that the records of the Company reflect such admission.

12. Management. The Company will be managed solely and exclusively by the Member. The Member will have the sole authority to bind the Company. Notwithstanding anything to the contrary contained herein, the Member may, from time to time, appoint such officers of the Company to hold such positions and with such powers as the Member from time to time shall deem necessary or desirable.

13. Limited Liability and Indemnification. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member or any employee or agent of the Company shall not be obligated personally for any such debt, obligation or liability of the Company, or for any debt, obligation or liability of any other member, employee or agent of the Company, solely by reason of being a member or acting as a manager, employee or agent of the Company.

14. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws, without regard to principles of conflict of laws.

15. Assignment.

(a) Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the parties hereto. Neither this Agreement, nor the rights and obligations hereunder, is assignable by any party hereto (except to a successor-in-interest by operation of law) without the prior written consent of the Member.

(b) Upon the acquisition of 100% of the Units owned by the Member by any individual or entity, all of the Member’s rights under this Agreement shall be automatically assigned to such individual or entity and such individual or entity shall thereafter be deemed to be the “Member” hereunder without any further action on his, her or its part.

16. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

IN WITNESS WHEREOF, the undersigned Member, intending to be legally bound hereby, has duly executed this Agreement as of the date first above written.

MCGRAW-HILL GLOBAL EDUCATION HOLDINGS, LLC

By:	/s/ David Stafford
	Name:	David Stafford
	Title:	Vice President and Assistant Secretary

[LLC Agreement of MGEH Merger Sub Parent, LLC]

SCHEDULE 1

Unit Holders List

Name of Unit Holder	Number of Units Held
MCGRAW-HILL GLOBAL EDUCATION HOLDINGS, LLC	100 Units (100%)

The Units represented by this Certificate are securities governed by (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. The sale, transfer or hypothecation of the common units represented hereby are subject to the terms of the company’s limited liability company agreement. A copy of the agreement can be obtained from the principal office of the limited liability company.

Certificate Number	Units
Cert No. 01	100

LIMITED LIABILITY COMPANY UNITS

This Certifies that McGraw-Hill Global Education Holdings, LLC is the registered holder of 100 Units of

MGEH MERGER SUB PARENT, LLC

a Delaware Limited Liability Company

In Witness Whereof, the said Limited Liability Company has caused this Certificate to be signed by a duly authorized person this     th day of         , 2013.

By:

Name:	David B. Stafford

The securities represented hereby have not been registered under the securities act of 1933, as amended (the “Act”). Any transfer of such securities shall be invalid unless a registration statement under the Act is in effect as to such transfer or, in the opinion of counsel reasonably acceptable to the company, such registration is unnecessary for such transfer to comply with the Act.

The sale, transfer or hypothecation of the common units represented hereby are subject to the terms of the company’s limited liability company agreement. A copy of the agreement can be obtained from the principal office of the limited liability company.